Exhibit 99.1

Karyopharm Announces Agreement for Biogen to Acquire KPT-350 for the Treatment of Neurological and Neurodegenerative Conditions

– Biogen Brings Expertise in Development and Commercialization of Products for Neurological and Neurodegenerative Diseases –

– Total Deal Valued at Up To $217 Million, Including $10 Million Upfront Payment to Karyopharm, and Potential $207 Million in Future Milestones, Plus Royalties –

NEWTON, Mass. – January 25, 2018 –Karyopharm Therapeutics Inc. (NASDAQ:KPTI) today announced its entry into an agreement for Biogen to acquire Karyopharm’s investigational oral SINE compound KPT-350 and other assets for the treatment of certain neurological and neurodegenerative conditions. KPT-350 is a novel therapeutic candidate that works by inhibiting XPO1, resulting in reductions in inflammation and neurotoxicity, as well as increasing neuroprotective responses.

Under the terms of the agreement, Biogen is acquiring KPT-350 and other assets targeting certain neurological conditions, including amyotrophic lateral sclerosis (ALS). In exchange, Karyopharm will receive a one-time upfront payment of $10 million from Biogen and is eligible to receive additional payments of up to $207 million based on the achievement by Biogen of future specified development and commercial milestones. Karyopharm will also be eligible to receive tiered royalty payments from Biogen that reach low double digits based on future net sales of specified product candidates, including KPT-350.

“We believe that, as a global innovative leader in neuroscience that brings world-class capabilities in developing and commercializing products targeting a broad range of neurological conditions, Biogen is well suited to further advance the development of KPT-350,” said Michael G. Kauffman, MD, PhD, Chief Executive Officer of Karyopharm. “This transaction is part of our broader strategy of partnering our non-oncology assets while we focus on our primary objective of executing the development of oral selinexor, our lead oncology candidate, pursuing regulatory approval in the United States and European Union, and transitioning toward a commercial-stage enterprise.”

About KPT-350

KPT-350 is an IND-ready oral SINE compound with a preclinical data package supporting potential efficacy across a number of neurological and inflammatory conditions. XPO1 mediates the nuclear export of multiple proteins that impact neurological and inflammatory processes. Consequently, inhibition of XPO1 by KPT-350 results in a reduction in inflammation and neurotoxicity and an increase in neuroprotective responses. KPT-350 penetrates the blood brain barrier to a greater degree than other SINE compounds. With a research and development program led by Sharon Tamir, Director, Strategic Product Development and Head of Neurodegenerative and Infectious Diseases and Dr. Sharon Shacham, Founder, President and CSO, oral KPT-350 is supported by extensive preclinical data showing potential efficacy in animal models of amyotrophic lateral sclerosis, traumatic brain injury, and other neurological conditions.

About Biogen

At Biogen, the mission is clear: Biogen is a pioneer in neuroscience. Biogen discovers, develops and delivers worldwide innovative therapies for people living with serious neurological and neurodegenerative diseases. Founded in 1978 as one of the world’s first global biotechnology companies by Charles Weissman, Heinz Schaller, Kenneth Murray and Nobel Prize winners Walter Gilbert and Phillip Sharp, today Biogen has the leading portfolio of medicines to treat multiple sclerosis; has introduced the first and only approved treatment for spinal muscular atrophy; and is focused on advancing neuroscience research programs in Alzheimer’s disease and dementia, neuroimmunology, movement disorders, neuromuscular disorders, pain, ophthalmology, neuropsychiatry, and acute neurology. Biogen also manufactures and commercializes biosimilars of advanced biologics.

Biogen routinely post information that may be important to investors on their website at www.biogen.com. To learn more, please visit www.biogen.com and follow Biogen on social media – Twitter, LinkedIn, Facebook, YouTube.

About Karyopharm Therapeutics

Karyopharm Therapeutics Inc. (Nasdaq:KPTI) is a clinical-stage pharmaceutical company focused on the discovery and development of novel first-in-class drugs directed against nuclear transport and related targets for the treatment of cancer and other major diseases. Karyopharm’s SINE compounds function by binding with and inhibiting the nuclear export protein XPO1 (or CRM1). In addition to single-agent and combination activity against a variety of human cancers, SINE compounds have also shown biological activity in models of neurodegeneration, inflammation, autoimmune disease, certain viruses and wound-healing. Karyopharm, which was founded by Dr. Sharon Shacham, currently has several investigational programs in clinical or preclinical development. For more information, please visit www.karyopharm.com.

Karyopharm Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the potential to receive milestone and royalty payments under the agreement with Biogen; the success of Karyopharm’s arrangement with Biogen; and the therapeutic potential of and potential clinical development plans for Karyopharm’s drug candidates. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from Karyopharm’s current expectations. For example, there can be no guarantee that any of Karyopharm’s SINE compounds, including KPT-350, will successfully complete necessary preclinical and clinical development phases or that development of any of Karyopharm’s drug candidates will continue. Further, there can be no guarantee that any positive developments in Karyopharm’s drug candidate portfolio will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including the following: the ability of Karyopharm or Biogen to fully perform their respective obligations under the agreement; Karyopharm’s results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the impact volatility in currency exchange rates; the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies, including with respect to the need for additional clinical studies; Karyopharm’s ability to obtain and maintain requisite regulatory approvals and to enroll patients in its clinical trials; unplanned cash requirements and expenditures; development of drug candidates by Karyopharm’s competitors for diseases in which Karyopharm is currently developing its drug candidates; and Karyopharm’s ability to obtain, maintain and enforce patent and other intellectual property protection for any drug candidates it is developing. These and other risks are described under the caption “Risk Factors” in Karyopharm’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the Securities and Exchange Commission (SEC) on November 2, 2017, and in other filings that Karyopharm may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and, except as required by law, Karyopharm expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

KARYOPHARM THERAPEUTICS INC.

Investors:

Kimberly Minarovich

(646) 368-8014

kimberly@argotpartners.com

Mary Jenkins

(617) 340-6073

mary@argotpartners.com

Media:

David Rosen

(212) 600-1902

david.rosen@argotpartners.com

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